UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2006

DTS, Inc.

(Exact name of registrant as specified in its charter)

000-50335

(Commission File Number)

Delaware	77-0467655
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

5171 Clareton Drive
Agoura Hills, California  91301
(Address of principal executive offices, with zip code)

(818) 706-3525
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 1, 2006, DTS, Inc. (the “Company”) and Daniel E. Slusser entered into an amendment to Mr. Slusser’s existing employment agreement with the Company (the “Amendment”) to modify the terms of Mr. Slusser’s stock options such that, in the event Mr. Slusser retires after the age of 60 while employed by the Company or any affiliate of the Company, any and all stock options of the Company previously granted to him will continue to vest in accordance with their respective terms as if he remained employed by the Company.  Additionally, Mr. Slusser may exercise any stock option (to the extent exercisable) at any time prior to the earlier of the expiration date of such option and a Corporate Transaction (as defined in the applicable plan under which each stock option was granted) which terminates such option.

A copy of the Amendment is attached to this Current Report as Exhibit 10.68 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)         Exhibits

10.68               Amendment to Employment Agreement, dated as of October 1, 2006, between DTS, Inc. and Daniel E. Slusser

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: October 4, 2006	By:	/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

10.68	Amendment to Employment Agreement, dated October 1, 2006, between DTS, Inc. and Daniel E. Slusser